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                                                                   EXHIBIT 10.82

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") made this 2 day of September, 2001, between Floridino's international Holdings, Inc. a Florida corporation, having its principal place of business at 3560 Cypress Gardens Drive, Winter Haven, Florida 33884 (hereinafter referred to as the "Company"), and Delta Asset Management whose address is 300 Old Country Road, Minevla, NY 11501 (hereafter referred to as "Consultant") for the furnishing by Consultant of certain consulting services described herein.

         WHEREAS, Company desires to retain Consultant to provide certain consulting services; and

         WHEREAS, Consultant desires to set forth herein the terms and conditions under which said services shall be furnished;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises here, the parties, intending to be legally bound, agree as follows:

         1. TERM OF AGREEMENT. This Agreement is effective as of Sept 02 , 2001 and will continue in effect until August 30, 2002 (the "Term"). It shall be renewable for an additional one year term upon the mutual consent of the parties. The last day of the Term is hereafter defined as the "Termination Date".

         2. CONSULTING SERVICES TO BE PERFORMED. Consultant agrees to perform the following services, all of which services shall be collectively referred to hereafter as the "Services", for Company as an independent contractor, neither as an agent nor employee of the Company, pursuant to the terms of this Agreement:

                  a. To render advice to management and perform certain acts as set forth herein with respect to Company's business, as same relates to corporate development, organization, mergers and acquisitions and strategic planning. In this regard, Consultant shall consult with Company, as to those business matters requested by Company, including but not limited to (i) business structure and organization, (ii) possible new projects and growth strategies,
(iii) consulting on financing matters and (iv) identifying possible acquisitions, mergers and/or joint ventures. Consultant shall use its best efforts to develop Company's business through the combined efforts of Consultant and Company by providing such Services for the Term hereof.

                  b. When requested by Company, Consultant shall interface with and act as a liaison between Company and those individuals and/or firms providing specific services to Company, which Company and/or Company and Consultant deem necessary to carry out Company's business plan and goals.

         3. INDEPENDENT CONTRACTOR STATUS. Consultant and Company are neither employer/employee nor joint venture partners, nor do they have any relationship other than Consultant acting as an independent contractor for Company. Consultant shall be responsible for

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payment of all federal, state and local taxes in connection with any and all compensation or other forms of remuneration received by Consultant from Company pursuant to this Agreement.

         4.       COMPENSATION.

                  a. For the Term hereof, Consultant shall receive an aggregate of 100,000 shares of the Company's restricted common stock (the "Common Stock") [$___________] to be issued [paid] upon approval of this Agreement by the Board of Directors of the Company.

                  b. In addition to A. above, the Company agrees to pay any and all reasonable costs and expenses incurred by Consultant on behalf of Company exclusively in connection with the Services performed pursuant to this Agreement. Said expenses include, but are not limited to, out-of-town travel as approved by the Company in writing prior thereto, telephone, facsimile, meals and lodging as well as any miscellaneous expenses incurred solely relating to such Services.

         5. Company Review and Approval. Unless otherwise expressly agreed to in this Agreement, Company review and final approval of all documentation, reports, manuals, plans, etc. developed by Consultant pursuant to the terms of this Agreement, shall be required prior to the use, release and/or dissemination of same to any third parties by Consultant. Such final approval shall be in the sole and absolute discretion of Company.

         6.       CONFIDENTIALITY.

                  a. Consultant shall not, at any time during or after the Term hereof, including any extension or earlier termination of the Term hereof as set forth herein, disclose to, or use for the benefit of anyone other than Company, any secret or confidential information or knowledge obtained or acquired by the Consultant during the Term hereof related to the business of Company; provided, however, that nothing in this Section 6 shall prohibit Consultant from communicating, disclosing or using, any information (i) that has become known generally by the public or otherwise came into the public domain other than through the fault of Consultant, (ii) that is lawfully requested by any governmental agency, and (iii) that is legally compelled by judicial order, deposition, interrogatory, request for documents, subpoena, investigative demand or other process or otherwise is necessary in connection with any claim or litigation arising under or with respect to this Agreement or the Services described hereby.

                  b. Both Company (including its officers, directors, employees and agents, which Company shall take reasonable steps to insure will comply with the terms of this Section 6) and Consultant agree not to disclose any of the terms or conditions of this Agreement to any third party/parties and to keep same confidential except as may be required by any applicable law or the order of any court or regulatory authority having jurisdiction over Company and Consultant, as the case may be.

                  7. ASSIGNMENT. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant unless the prior consent of Company has been given in writing by Company. Any assignee of Consultant shall agree, in writing, to such assignment

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and in writing, agree to comply and adhere to all terms and conditions of this
Agreement for the assignment to be effective, unless other arrangements are agreed to in writing by assignee and Company.

         8. COOPERATION OF COMPANY. The Company agrees to comply with all reasonable requests of Consultant and provide reasonable access to all documents which are necessary for Consultant to carry out its duties described herein.

         9. TERMINATION. Either the Company or Consultant may terminate this Agreement at any time upon 30 days prior written notice to the other in the manner set forth in Section 18 herein.

         10.      INDEMNIFICATION.

                  a. Consultant, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Company against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Consultant hereunder. It is understood that the intent of this provision is to absolve and protect Company from any loss, liability, damage and expense directly caused by or connected with the work and/or actions of Consultant hereunder without fault of Company.

                  b. Company, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Consultant against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Company hereunder. It is understood that the intent of this provision is to absolve and protect Consultant from any loss, liability, damage and expense directly caused by the actions of Company hereunder without fault of Consultant.

         11. FURTHER ASSURANCE. All parties hereto shall execute and deliver any and all additional documents and shall take such additional actions as shall be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

         12. AGENT. Neither party is hereby constituted an agent nor legal representative of the other party, except as expressly set forth in this Agreement, and neither party is granted any right nor authority hereunder to assume or create any obligation, expressed or implied, or to make any representation, covenant, warranty or guaranty, except as expressly granted or made in this Agreement.

         13. CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

         14. PARTIAL INVALIDITY. If any covenant, promise, undertaking, section, paragraph, sentence, clause, phrase or word or any provision of this Agreement is held by a court of competent jurisdiction to by invalid, void, or unenforceable, the remaining portions or provisions will nevertheless continue in full force without being impaired or invalidated in any way.

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         15.      GOVERNING LAW; CONSTRUCTION; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of Florida. Venue for any and all claims or actions arising from or in connection with this Agreement shall be in the State and Federal courts of Polk County, Florida.

         16. ATTORNEY FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement in accordance with Section 20 herein, the prevailing party will be entitled to reasonable attorney fees, costs and expenses which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

         17. SUCCESSORS OF COMPANY. Company's rights and obligations under this Agreement will inure to the benefit of and be binding upon Company's successors, if any.

         18. NOTICES. All notices between the parties shall be in writing and shall be deemed served when personally delivered to a party, or when deposited in the United States mail (or other courier service) certified, first class, postage prepaid, addressed to the party or to such other address as the addressee shall have communicated to the other party in writing at the address specified by the parties in this Agreement; or, in the alternative, notices may behind-delivered to each party with each party signing a written receipt thereof.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         20. TAXES. Consultant is an independent contractor for the Company. Company shall not withhold any federal income taxes or social security benefits for the compensation, including the Class A Common Stock to be issued to Consultant pursuant to this Agreement. Consultant should contact an accountant to determine any income tax and social security payments which may be due and payable to the Internal Revenue Service.

         21. COMPLIANCE WITH TERMS; WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         22. ENTIRE AGREEMENT OF THE PARTIES. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of Services by Consultant for Company and contains all the covenants and agreements between the parties with respect to the rendering of such Services in any manner whatsoever.

         Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or

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promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties.

         23. RULE OF CONSTRUCTION RELATING TO AMBIGUITIES. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Floridino's International Holdings, Inc.      Consultant: Delta Asset Management

By:____________________________________       By:_______________________________

  William C. Keeler, CEO

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FLORIDINO'S INTERNATIONAL HOLDINGS, INC.

                                                   491 LaGuardia Place, Suite 3B
                                                              New York, NY 10012
                                                                   (212)982-1304
                                                              Fax (212) 358-1238

                        CONFIDENTIALITY & NON-DISCLOSURE

         This agreement is entered into this 4th day of September, 2001, by and between Floridino's International Holdings, Inc. and Delta Asset Management. The parties to this agreement wish to discuss and negotiate potential business dealings. In order to produce a free and open atmosphere for discussion, the parties agree to keep matters discussed between them confidential and not to use any information obtained against the party who disclosed the information. Both parties to this agreement agree to the following:

         1. The information produced and exchanged in any meeting or discussions between these parties will not be:

                  a. Used in any manner detrimental to the other party, its affiliates, customers, or employees;

                  b. Disclosed without the prior written consent of the other party;

                  c. Used by the party or any representative, agent, associate or employee, for any purpose other than study and analysis of proposed business dealings between the parties to this agreement.

         2. It is further agreed that information disclosed or transmitted will be disclosed by the receiving party only to representatives and employees of the party who:

                  a. Need to know the information for purposes of evaluating contemplated transactions between the parties to this agreement;

                  b. Are aware of the confidential nature of the information;

                  c. Agree to be bound by the terms and conditions of this agreement.

         3. Each party agrees to return all conveyed information if business transactions between the parties are not entered into or are not completed.

         4. Each party shall be responsible for any breach or continued breach of this agreement by any of the party's representatives, agents, associates or employees.

         5. In the event a party may be required to disclose any confidential information of the other party due to court order, the party subject to the order will give the other party at least ten (10) days notice in advance of any court.

         6. This agreement does not affect information which is generally available to the public or which is available from non-confidential sources who are entitled to disclose the information.

         Floridino's International Holdings, Inc.   Delta Asset Management

         By:____________________________________    By:_________________________

         Date:__________________________________    Date:_______________________